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                                                                     EXHIBIT 5.2

                       [LETTERHEAD OF PEPPER HAMILTON LLP]

                                January 23, 2004

Keystone Automotive Operations, Inc.
Keystone Automotive Distributors, Inc.
Key Comp, Inc.
A&A Auto Parts Stores, Inc.
44 Tunkhannock Avenue
Exeter, Pennsylvania  18643

        Re: Registration Statement on Form S-4

Ladies and Gentlemen:

        We are issuing this opinion letter in our capacity as special legal counsel to Keystone Automotive Operations, Inc. (the "Issuer"), Keystone Automotive Distributors, Inc., Key Comp, Inc. and A&A Auto Parts Stores, Inc. (the "Pennsylvania Guarantors" and together with the Issuer, the "Registrants"), in connection with the proposed registration by the Issuer of $175,000,000 in aggregate principal amount of the Issuer's 93/4% Senior Subordinated Exchange Notes due 2013 (the "Exchange Notes") pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement." The Exchange Notes are to be issued pursuant to the Indenture (as amended and supplemented from time to time, the "Indenture"), dated as of October 30, 2003, by and among the Issuer, the Pennsylvania Guarantors and the other guarantors party thereto (together with the Pennsylvania Guarantors, the "Guarantors"), and The Bank of New York, as trustee. The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantors pursuant to guarantees issued under the Indenture (the "Guarantees"). The Exchange Notes and the Guarantees are to be issued in exchange for and in replacement of the Issuer's 93/4% Senior Subordinated Notes due 2013, of which $175,000,000 in aggregate principal amount is outstanding.

        In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the articles of incorporation and bylaws of each of the Registrants, (ii) minutes and records of the corporate proceedings of each of the Registrants with respect to the issuance of the Exchange Notes and the Guarantees, (iii) the Indenture, (iv) the Registration Statement, (v) the forms of Exchange Notes and Guarantees and (vi) such other records, certificates and documents as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

        For purposes of this opinion letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents

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January 23, 2004
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submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion letter is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrants, and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrants. As to any facts material to the opinions expressed herein, we have not independently established or verified such facts and we have relied upon statements and representations of officers and other representatives of the Registrants and others and no inference as to our knowledge concerning such facts should be drawn by such reliance.

        Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and
(iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

        Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

        (i) Each of the Registrants has the requisite corporate power and authority to execute and deliver the Indenture and to perform its obligations thereunder.

        (ii) The execution and delivery of the Indenture by each of the Registrants and the performance of its obligations thereunder, have been duly authorized by each such Registrant, and does not conflict with the articles of incorporation, bylaws or any applicable provision of Pennsylvania law or require any consent of any Pennsylvania governmental authority.

        We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

        This opinion letter is limited to the laws of the Commonwealth of Pennsylvania and the federal laws of the United States.

        This opinion letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion letter should the present laws of the Commonwealth of Pennsylvania be changed by legislative action, judicial decision or otherwise.

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January 23, 2004
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        This opinion letter is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes, except that Kirkland & Ellis LLP may rely upon this opinion letter for purposes of rendering its opinion to be filed as Exhibit 5.1 to the Registration Statement to the same extent as if it were an addressee hereof.

                                                      Yours very truly,

                                                       /s/ Pepper Hamilton LLP
                                                      PEPPER HAMILTON LLP